UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2004

PDS GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

COMMISSION FILE NO. 0-23928

Minnesota	41-1605970
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

6171 McLeod Drive, Las Vegas, Nevada 89120

(Address of principal executive offices)

(702) 736-0700

(Registrant’s telephone number, including area code)

Item 8.01  Other Events.

This report is being filed for the purpose of reporting the press release by PDS Gaming Corporation (the “Company”) announcing that PDS Holding Co., Inc., a company formed by the members of the management group proposing to acquire all of the outstanding stock of the Company, and Cochran Road, LLC, a New York-based lender, have entered into a definitive loan agreement in connection with the financing of the previously announced “going private” transaction.

For additional information concerning the foregoing, reference is made to the Company’s press release issued on October 1, 2004, a copy of which is attached as an exhibit to this report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are included with this current report on Form 8-K as required by Item 601 of Regulation S-K.

Exhibit Number	Description
99.1

Press release dated October 1, 2004 announcing that PDS Holding Co., Inc., a company formed by the members of the management group proposing to acquire all of the outstanding stock of the Company, and Cochran Road, LLC, a New York-based lender, have entered into a definitive loan agreement in connection with the financing of the previously announced “going private” transaction.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS GAMING CORPORATION

Dated: October 1, 2004	By:/s/ Peter D. Cleary
Peter D. Cleary
President, Treasurer and Chief Financial Officer
(a duly authorized officer)